UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2016

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

60 Broad Street 34th Floor New York, NY 10004
(Address, including zip code, of Principal Executive Offices)

(212) 388-6800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into Material Definitive Agreement.

Tilden Loan

On September 13, 2016, First Capital Real Estate Trust Incorporated (the “Company”), through an indirect subsidiary, entered into a loan agreement (the “Tilden Loan Agreement”) with 2520 Tilden Holdings, LLC d/b/a 2520 Tilden Block, LLC and Bridge Private Credit Fund I LLC in the amount of $22.0 million (the “Tilden Loan”) in connection with a refinancing of existing debt (the “Existing Loan”) encumbering that certain real property and improvements located thereon known as 2520 Tilden Avenue, Brooklyn, New York (the “Tilden Property”). The Tilden Loan has a (i) 1-year maturity with 6-month extension option; (ii) 10.75% annual interest rate; (iii) interest only payment schedule; and (iv) a 6-month minimum interest total. The foregoing descriptions of the Tilden Loan and Tilden Loan Agreement are a summary and are qualified in their entirety by the terms of the Tilden Loan Agreement, which is filed as exhibit 10.1 to this Current Report on Form 8-K. The Company used a portion of the proceeds of the Tilden Loan to defease the Existing Loan, which has an outstanding principal balance of approximately $13.75 million. The remaining Tilden Loan proceeds were used in connection with the Contribution Agreement (as defined below), to satisfy certain other debt obligations and for other general corporate purposes.

Contribution Agreement

On September 13, 2016, the Company and its operating partnership, First Capital Real Estate Operating Partnership, L.P. (the “Operating Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) with Siamak Kohanoff (the “Contributor”), pursuant to which the Contributor will contribute to the Operating Partnership all of his 31% ownership interest in United 2520 Tilden, LLC (the “JV Entity”), which JV Entity is the indirect owner of 100% of the Tilden Property, in exchange for (i) a $1.0 million cash payment from the proceeds of the Tilden Loan; (ii) 430,443 units of limited partnership interest in the Operating Partnership (each an “OP Unit”); (iii) beginning on April 1, 2017, the right to redeem, per fiscal quarter, up to 25% of the OP Units issued to the Contributor; and (iv) a 7% annual dividend, paid monthly, on each unredeemed OP Unit. The foregoing description of the Contribution Agreement is a summary and is qualified in its entirety by the terms of the Contribution Agreement, which is filed as exhibit 10.2 to this Current Report on Form 8-K.

Item 1.02.    Termination of a Material Definitive Agreement.

On September 13, 2016, the Company, through an indirect subsidiary, defeased in full the Existing Loan. The Loan was originated by Doral Bank and was subsequently assigned to Banco Popular, and had an outstanding principal balance of approximately $13.75 million and an interest rate of 5.0%, with a 2.0% prepayment penalty. The Loan was to mature on April 30, 2018. In connection with the Existing Loan’s defeasance, the Company incurred approximately $0.28 million in prepayment penalties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Tilden Loan is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 concerning the issuance of the OP Units to the Contributor is incorporated by reference into this Item 3.02. The OP Units will be issued directly to the Contributor in reliance upon an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) under Section 4(a)(2) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Tilden Loan Agreement, dated as of September 13, 2016
10.2	Contribution Agreement, dated as of September 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: September 19, 2016	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer